AMENDED AND RESTATED SUB-ADVISORY AGREEMENT

Between

FIDELITY MANAGEMENT & RESEARCH (Far East), INC.

and

FIDELITY INVESTMENTS JAPAN LIMITED

AGREEMENT made this 1st day of August, 2001, by and between Fidelity Management & Research (Far East), Inc., a Massachusetts corporation (the "Sub-Advisor"); and Fidelity Investments Japan Limited, a Japanese corporation (the "Japan Sub-Advisor").

WHEREAS, Fidelity Management & Research Company, a Massachusetts corporation (the "Adviser") has entered into various management contracts (each, a "Management Contract") with those Massachusetts and Delaware business trusts, each a registered investment company issuing one or more series of shares of beneficial interest, (each, a "Trust") on behalf of each of their respective portfolios listed on Schedule A hereto, as the same may be amended from time to time (each, a "Portfolio"), pursuant to which the Advisor acts as investment adviser to each of the Portfolios; and

WHEREAS, the Sub-Advisor has entered into various Sub-Advisory Agreements (each, a "Sub-Advisory Agreement") with the Advisor, pursuant to which the Sub-Advisor, directly or through certain of its subsidiaries or other affiliated persons, may provide, at the Advisor's discretion, investment advice or investment management and order execution services in respect of each Portfolio; and

WHEREAS, the Japan Sub-Advisor has personnel in Japan, and has been formed for the purpose, among others, of researching and compiling information and recommendations with respect to the economies of Japan and other Asian countries and the securities of issuers located in Japan and other Asian countries; and

WHEREAS, the Japan Sub-Advisor has been providing investment advisory and management services to the Sub-Advisor and the Advisor pursuant to a number of individual agreements in respect of each Portfolio;

NOW THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the Sub-Advisor and the Japan Sub-Advisor hereby agree to amend and restate their agreements in respect of all of the Portfolios as follows:

1. Delegation of Duties: Pursuant to paragraph 1(c) of the Sub-Advisory Agreement, the Sub-Advisor hereby delegates to the Japan Sub-Advisor, and the Japan Sub-Advisor hereby accepts, responsibility for performing such investment advisory, research and management services relating to the Japanese economy and the securities of Japanese issuers (and such other Asian economies and issuers as the Sub-Advisor may request from time to time) as may be requested of the Sub-Advisor by the Advisor from time to time pursuant to the Sub-Advisory Agreements. The Japan Sub-Advisor shall pay the salaries and fees of all personnel of the Japan Sub-Advisor performing such services on behalf of the Portfolios.

(a) Investment Advice: In connection with the performance of such services, the Japan Sub-Advisor shall furnish to the Advisor and the Sub-Advisor such factual information, research reports and investment recommendations as Advisor or the Sub-Advisor may reasonably require. Such information may include written and oral reports and analyses. All such reports, recommendations, analyses and other information may be used, transferred, assigned or sold by the Sub-Advisor, in its sole discretion, without the consent of the Japan Sub-Advisor.

(b) Investment Management: The Japan Sub-Advisor is hereby authorized to manage such portion of the Japanese or other Asian investments of a Portfolio as the Sub-Advisor shall request from time to time. Such investment management activities shall be subject to and in accordance with the investment objective, policies and limitations provided in the applicable Portfolio's Prospectus or other governing instruments, as amended from time to time, the Investment Company Act of 1940 (the "1940 Act") and rules thereunder, as amended from time to time, and such other limitations as the applicable Trust or the Advisor may impose with respect to the Portfolio by notice to the Japan Sub-Advisor. With respect to the portion of the investments of a Portfolio under its management, the Japan Sub-Advisor is authorized to place orders for the purchase and sale of such securities through such broker/dealers as the Japan Sub-Adviser may select in accordance with the provisions of paragraph 3 hereof. All investment management and any other activities of the Japan Sub-Advisor shall at all times be subject to the control and direction of the Sub-Advisor, the Advisor and the Trusts' respective Boards of Trustees.

(c) Subsidiaries and Affiliates: The Japan Sub-Advisor may perform any or all of the services contemplated by this Agreement directly or through such of its subsidiaries or other affiliated persons as the Japan Sub-Advisor shall determine; provided, however, that performance of such services through such subsidiaries or other affiliated persons shall have been approved by each applicable Trust to the extent required pursuant to the 1940 Act and rules thereunder.

2. Information to be Provided to the Trust, the Advisor and the Sub-Advisor: The Japan Sub-Advisor shall furnish such reports, evaluations, information or analyses to each applicable Trust, the Advisor, and the Sub-Advisor, as the Trusts' Boards of Trustees, the Advisor or the Sub-Advisor may reasonably request from time to time, or as the Japan Sub-Advisor may deem to be desirable.

3. Brokerage: In connection with the services provided under sub-paragraph 1(b) of this Agreement, the Japan Sub-Advisor shall place orders for the purchase and sale of portfolio securities for each applicable Portfolio's account with brokers or dealers selected by the Japan Sub-Advisor, which may include brokers or dealers affiliated with the Advisor, the Sub-Advisor or the Japan Sub-Advisor. The Japan Sub-Advisor shall use its best efforts to seek to execute portfolio transactions at prices which are advantageous to the Portfolios and at commission rates which are reasonable in relation to the benefits received. In selecting brokers or dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Portfolios and/or other accounts over which the Japan Sub-Advisor, the Sub-Advisor of the Advisor exercise investment discretion. The Japan Sub-Advisor is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Portfolio which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Japan Sub-Adviser determines in good faith that such amount is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which the Japan Sub-Advisor, the Sub-Advisor or the Advisor have with respect to accounts over which they exercise investment discretion. The Trustees of each Trust shall periodically review the commissions paid by each of their respective Portfolios to determine if the commissions paid over the representative periods of time are reasonable in relation to the benefits to such Portfolio.

4. Compensation: For the services provided under subparagraph 1(a) of this Agreement, the Sub-Advisor agrees to pay the Japan Sub-Advisor a monthly fee equal to 100% of the Japan Sub-Advisor's costs incurred in connection with rendering the services provided hereunder. For services provided under subparagraph 1(b) of this Agreement, the Sub-Advisor agrees to pay the Japan Sub-Advisor a monthly fee equal to 105% of the Japan Sub-Advisor's costs incurred in connection with rendering the services thereunder. The Japan Sub-Advisor's fee shall not be reduced to reflect expense reimbursements or fee waivers by the Sub-Advisor or the Advisor, if any, in effect in respect of any Portfolio from time to time.

5. Expenses: It is understood that the Portfolios will pay all of their expenses other than those expressly stated to be payable by the Japan Sub-Advisor hereunder, by the Sub-Advisor under the Sub-Advisory Agreement or by the Advisor under the applicable Management Contract.

6. Interested Persons: It is understood (i) that Trustees, officers, and shareholders of each Trust are or may be or become interested in the Advisor, the Sub-Advisor or the Japan Sub-Advisor as directors, officers or otherwise, (ii) that directors, officers and stockholders of the Advisor, the Sub-Advisor or the Japan Sub-Advisor are or may be or become similarly interested in a Trust, and (iii) that the Advisor, the Sub-Advisor or the Japan Sub-Advisor are or may be or become interested in a Trust as a shareholder or otherwise.

7. Services to Other Companies or Accounts: The services of the Japan Sub-Advisor to the Sub-Advisor are not to be deemed to be exclusive, the Japan Sub-Advisor being free to render services to others and engage in other activities, provided, however, that such other services and activities do not, during the term of this Agreement, interfere in a material manner, with the Japan Sub-Advisor's ability to meet all of its obligations hereunder. The Japan Sub-Advisor shall for all purposes be an independent contractor and not an agent or employee of the Sub-Advisor, the Advisor or the Trust.

8. Standard of Care: In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Japan Sub-Advisor, the Japan Sub-Advisor shall not be subject to liability to the Sub-Advisor, the Advisor, the Trust or to any shareholder of any Portfolio for any act or omission in the course of or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

9. Liability: Notwithstanding anything in this Agreement to the contrary, it is understood that the Sub-Advisor shall remain liable to the Advisor and each Portfolio under the Sub-Advisory Agreement for the acts and omissions of Japan Sub-Advisor taken in the course of the performance of the Japan Sub-Advisor's duties hereunder to the same extent as would be the case had the Sub-Advisor performed such acts or omissions itself, provided, however, that to the extent the Sub-Advisor suffers a loss to the Advisor or a Portfolio as a result of or arising out of such acts or omissions of the Japan Sub-Advisor, the Sub-Advisor shall be entitled to seek redress against the Japan Sub-Advisor in accordance with the terms hereof.

10. Duration and Termination of Agreement; Amendments:

(a) Subject to prior termination as provided in subparagraph (d) of this paragraph 10, this Agreement shall continue in force until June 30, 2002 in respect of each Portfolio designated as a fixed-income fund on Schedule A, and until July 31, 2002 in respect of each Portfolio designated as an equity fund on Schedule A, and indefinitely thereafter, but only so long as the continuance after such period shall be specifically approved in respect of such Portfolio at least annually by vote of the applicable Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of the Portfolio.

(b) This Agreement may be modified in respect of any Portfolio by mutual consent of the Advisor, the Sub-Advisor, the Japan Sub-Advisor and each applicable Portfolio, subject to the provisions of Section 15 of the 1940 Act, as modified by or interpreted by any applicable order or orders of the Securities and Exchange Commission (the "Commission") or any rules or regulations adopted by, or interpretative releases of, the Commission.

(c) In addition to the requirements of subparagraphs (a) and (b) of this paragraph 10, the terms of any continuance or modification of this Agreement in respect of each Portfolio must have been approved by the vote of a majority of those Trustees of each applicable Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

(d) Either the Advisor, the Sub-Advisor or the Japan Sub-Advisor may at any time on sixty (60) days' prior written notice to the parties to this Agreement, the Advisor and the Board of Trustees of the applicable Trust(s), terminate this Agreement in respect of any or all of the Portfolios, without payment of any penalty. Each Portfolio may at any time on sixty (60) days' prior written notice to the parties to this Agreement and the Advisor, terminate this Agreement in respect of such Portfolio, without payment of any penalty, by action of the Board of Trustees of the applicable Trust or by vote of a majority of the Portfolio's outstanding voting securities. This Agreement shall terminate automatically in the event of its assignment

11. Limitation of Liability: The Japan Sub-Advisor is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust or other organizational document of each Trust and agrees that any obligations of a Trust in respect of a Portfolio arising in connection with this Agreement shall be limited in all cases to the applicable Portfolio and its assets; and the Japan Sub-Advisor shall not seek satisfaction of any such obligation from any other Portfolio, the shareholders or any shareholder of any Portfolio, or the Trustees or any individual Trustee of any Trust.

12. Governing Law: This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without giving effect to the choice of laws provisions thereof.

The terms "registered investment company," "vote of a majority of the outstanding voting securities," "assignment," and "interested person," when used herein, shall have the respective meanings specified in the 1940 Act as now in effect or as hereafter amended.

IN WITNESS WHEREOF the parties hereto have caused this instrument to be signed in their behalf by their respective officers thereunto duly authorized, and their respective seals to be hereunto affixed, all as of the date written above.

FIDELITY MANAGEMENT & RESEARCH (Far East), INC.

BY:	/s/ JS Wynant________________________________________
JS Wynant
Treasurer

FIDELITY INVESTMENTS JAPAN LIMITED

BY:	/s/ Billy Wilder_________________________________________
Billy Wilder
Director

Schedule A

Trusts and Portfolios covered by the Sub-Advisory Agreement,

dated as of August 1, 2001,

between

Fidelity Management & Research (Far East), Inc.

and

Fidelity Investments Japan Limited

Name of Trust	Name of Portfolio	Type of Fund	Effective Date
Fidelity Advisor Series I	Fidelity Advisor Asset Allocation Fund	Equity	08/01/01
Fidelity Advisor Series I	Fidelity Advisor Balanced Fund	Equity	08/01/01
Fidelity Advisor Series I	Fidelity Advisor Dividend Growth Fund	Equity	08/01/01
Fidelity Advisor Series I	Fidelity Advisor Dynamic Capital Appreciation Fund	Equity	08/01/01
Fidelity Advisor Series I	Fidelity Advisor Equity Growth Fund	Equity	08/01/01
Fidelity Advisor Series I	Fidelity Advisor Equity Income Fund	Equity	08/01/01
Fidelity Advisor Series I	Fidelity Advisor Equity Value Fund	Equity	08/01/01
Fidelity Advisor Series I	Fidelity Advisor Fifty Fund	Equity	08/01/01
Fidelity Advisor Series I	Fidelity Advisor Growth & Income Fund	Equity	08/01/01
Fidelity Advisor Series I	Fidelity Advisor Growth Opportunities Fund	Equity	08/01/01
Fidelity Advisor Series I	Fidelity Advisor Large Cap Fund	Equity	08/01/01
Fidelity Advisor Series I	Fidelity Advisor Leveraged Company Stock Fund	Equity	08/01/01
Fidelity Advisor Series I	Fidelity Advisor Mid Cap Fund	Equity	08/01/01
Fidelity Advisor Series I	Fidelity Advisor Small Cap Fund	Equity	08/01/01
Fidelity Advisor Series I	Fidelity Advisor TechnoQuant Growth Fund	Equity	08/01/01
Fidelity Advisor Series I	Fidelity Advisor Value Strategies Fund	Equity	08/01/01
Fidelity Advisor Series II	Fidelity Advisor Floating Rate High Income Fund	Fixed-Income	08/01/01
Fidelity Advisor Series II	Fidelity Advisor High Income Fund	Fixed-Income	08/01/01
Fidelity Advisor Series II	Fidelity Advisor High Yield Fund	Fixed-Income	08/01/01
Fidelity Advisor Series II	Fidelity Advisor Intermediate Bond Fund	Fixed-Income	08/01/01
Fidelity Advisor Series II	Fidelity Advisor Mortgage Securities Fund	Fixed-Income	08/01/01
Fidelity Advisor Series II	Fidelity Advisor Short Fixed-Income Fund	Fixed-Income	08/01/01
Fidelity Advisor Series II	Fidelity Advisor Strategic Income Fund	Fixed-Income	08/01/01
Fidelity Advisor Series IV	Fidelity Real Estate High Income Fund	Fixed-Income	12/01/02
Fidelity Advisor Series VII	Fidelity Advisor Biotechnology Fund	Equity	08/01/01
Fidelity Advisor Series VII	Fidelity Advisor Consumer Industries Fund	Equity	08/01/01
Fidelity Advisor Series VII	Fidelity Advisor Cyclical Industries Fund	Equity	08/01/01
Fidelity Advisor Series VII	Fidelity Advisor Developing Communications Fund	Equity	08/01/01
Fidelity Advisor Series VII	Fidelity Advisor Electronics Fund	Equity	08/01/01
Fidelity Advisor Series VII	Fidelity Advisor Financial Services Fund	Equity	08/01/01
Fidelity Advisor Series VII	Fidelity Advisor Health Care Fund	Equity	08/01/01
Fidelity Advisor Series VII	Fidelity Advisor Natural Resources Fund	Equity	08/01/01
Fidelity Advisor Series VII	Fidelity Advisor Real Estate Fund	Equity	07/18/02
Fidelity Advisor Series VII	Fidelity Advisor Technology Fund	Equity	08/01/01
Fidelity Advisor Series VII	Fidelity Advisor Telecommunications & Utilities Growth Fund	Equity	08/01/01
Fidelity Advisor Series VIII	Fidelity Advisor Diversified International Fund	Equity	08/01/01
Fidelity Advisor Series VIII	Fidelity Advisor Emerging Asia Fund	Equity	08/01/01
Fidelity Advisor Series VIII	Fidelity Advisor Emerging Markets Income Fund	Fixed-Income	08/01/01
Fidelity Advisor Series VIII	Fidelity Advisor Europe Capital Appreciation Fund	Equity	08/01/01
Fidelity Advisor Series VIII	Fidelity Advisor Global Equity Fund	Equity	08/01/01
Fidelity Advisor Series VIII	Fidelity Advisor International Capital Appreciation Fund	Equity	08/01/01
Fidelity Advisor Series VIII	Fidelity Advisor Japan Fund	Equity	08/01/01
Fidelity Advisor Series VIII	Fidelity Advisor Korea Fund	Equity	08/01/01
Fidelity Advisor Series VIII	Fidelity Advisor Latin America Fund	Equity	08/01/01
Fidelity Advisor Series VIII	Fidelity Advisor Overseas Fund	Equity	08/01/01
Fidelity Advisor Series VIII	Fidelity Advisor Value Leaders Fund	Equity	04/17/03
Fidelity Beacon Street Trust	Fidelity Advisor Tax Managed Stock Fund	Equity	08/01/01
Fidelity Beacon Street Trust	Fidelity Tax Managed Stock Fund	Equity	08/01/01
Fidelity Boston Street Trust	Fidelity Target Timeline 2001 Fund	Fixed-Income	08/01/01
Fidelity Boston Street Trust	Fidelity Target Timeline 2003 Fund	Fixed-Income	08/01/01
Fidelity Boylston Street Trust	Fidelity Stable Value Fund	Fixed-Income	11/14/02
Fidelity Capital Trust	Fidelity Capital Appreciation Fund	Equity	08/01/01
Fidelity Capital Trust	Fidelity Disciplined Equity Fund	Equity	08/01/01
Fidelity Capital Trust	Fidelity Small Cap Independence Fund	Equity	08/01/01
Fidelity Capital Trust	Fidelity Stock Selector Fund	Equity	08/01/01
Fidelity Capital Trust	Fidelity TechnoQuant Growth Fund	Equity	08/01/01
Fidelity Capital Trust	Fidelity Value Fund	Equity	08/01/01
Fidelity Charles Street Trust	Fidelity Asset Manager	Equity	08/01/01
Fidelity Charles Street Trust	Fidelity Asset Manager: Aggressive	Equity	08/01/01
Fidelity Charles Street Trust	Fidelity Asset Manager: Growth	Equity	08/01/01
Fidelity Charles Street Trust	Fidelity Asset Manager: Income	Equity	08/01/01
Fidelity Charles Street Trust	Spartan Investment Grade Bond Fund	Fixed-Income	08/01/01
Fidelity Commonwealth Trust	Fidelity Intermediate Bond Fund	Fixed-Income	08/01/01
Fidelity Commonwealth Trust	Fidelity Large Cap Stock Fund	Equity	08/01/01
Fidelity Commonwealth Trust	Fidelity Mid Cap Stock Fund	Equity	08/01/01
Fidelity Commonwealth Trust	Fidelity Small Cap Retirement Fund	Equity	08/01/01
Fidelity Commonwealth Trust	Fidelity Small Cap Stock Fund	Equity	08/01/01
Fidelity Contrafund	Fidelity Contrafund	Equity	08/01/01
Fidelity Covington Trust	Fidelity Real Estate High Income Fund II	Fixed-Income	08/01/01
Fidelity Destiny Portfolios	Fidelity Destiny I	Equity	08/01/01
Fidelity Destiny Portfolios	Fidelity Destiny II	Equity	08/01/01
Fidelity Devonshire Trust	Fidelity Equity-Income Fund	Equity	08/01/01
Fidelity Devonshire Trust	Fidelity Real Estate Investment Portfolio	Equity	08/01/01
Fidelity Devonshire Trust	Fidelity Structured Large Cap Growth Fund	Equity	10/18/01
Fidelity Devonshire Trust	Fidelity Structured Large Cap Value Fund	Equity	10/18/01
Fidelity Devonshire Trust	Fidelity Structured Mid Cap Growth Fund	Equity	10/18/01
Fidelity Devonshire Trust	Fidelity Structured Mid Cap Value Fund	Equity	10/18/01
Fidelity Devonshire Trust	Fidelity Utilities Fund	Equity	08/01/01
Fidelity Financial Trust	Fidelity Convertible Securities Fund	Equity	08/01/01
Fidelity Financial Trust	Fidelity Equity-Income II Fund	Equity	08/01/01
Fidelity Financial Trust	Fidelity Independence Fund	Equity	08/01/01
Fidelity Fixed-Income Trust	Fidelity High Income Fund	Fixed-Income	08/01/01
Fidelity Fixed-Income Trust	Fidelity Inflation-Protected Bond Fund	Fixed-Income	06/20/02
Fidelity Fixed-Income Trust	Fidelity Investment Grade Bond Fund	Fixed-Income	08/01/01
Fidelity Fixed-Income Trust	Fidelity Short-Term Bond Fund	Fixed-Income	08/01/01
Fidelity Hastings Street Trust	Fidelity Contrafund II	Equity	08/01/01
Fidelity Hastings Street Trust	Fidelity Fifty	Equity	08/01/01
Fidelity Hastings Street Trust	Fidelity Fund	Equity	08/01/01
Fidelity Hastings Street Trust	Fidelity Growth & Income II Portfolio	Equity	08/01/01
Fidelity Income Fund	Fidelity Ginnie Mae Fund	Fixed-Income	08/01/01
Fidelity Income Fund	Fidelity Intermediate Government Income Fund	Fixed-Income	08/01/01
Fidelity Income Fund	Fidelity Total Bond Fund	Fixed-Income	09/19/02
Fidelity Investment Trust	Fidelity Aggressive International Fund	Equity	08/01/01
Fidelity Investment Trust	Fidelity Canada Fund	Equity	08/01/01
Fidelity Investment Trust	Fidelity China Region Fund	Equity	08/01/01
Fidelity Investment Trust	Fidelity Diversified International Fund	Equity	08/01/01
Fidelity Investment Trust	Fidelity Emerging Markets Fund	Equity	08/01/01
Fidelity Investment Trust	Fidelity Europe Capital Appreciation Fund	Equity	08/01/01
Fidelity Investment Trust	Fidelity Europe Fund	Equity	08/01/01
Fidelity Investment Trust	Fidelity Global Balanced Fund	Equity	08/01/01
Fidelity Investment Trust	Fidelity International Growth & Income Fund	Equity	08/01/01
Fidelity Investment Trust	Fidelity International Small Cap Fund	Equity	07/18/02
Fidelity Investment Trust	Fidelity Japan Fund	Equity	08/01/01
Fidelity Investment Trust	Fidelity Japan Smaller Companies Fund	Equity	08/01/01
Fidelity Investment Trust	Fidelity Latin America Fund	Equity	08/01/01
Fidelity Investment Trust	Fidelity Nordic Fund	Equity	08/01/01
Fidelity Investment Trust	Fidelity Overseas Fund	Equity	08/01/01
Fidelity Investment Trust	Fidelity Pacific Basin Fund	Equity	08/01/01
Fidelity Investment Trust	Fidelity Southeast Asia Fund	Equity	08/01/01
Fidelity Investment Trust	Fidelity Worldwide Fund	Equity	08/01/01
Fidelity Magellan Fund	Fidelity Magellan Fund	Equity	08/01/01
Fidelity Mt. Vernon Street Trust	Fidelity Aggressive Growth Fund	Equity	08/01/01
Fidelity Mt. Vernon Street Trust	Fidelity Growth Company Fund	Equity	08/01/01
Fidelity Mt. Vernon Street Trust	Fidelity New Millennium Fund	Equity	08/01/01
Fidelity Puritan Trust	Fidelity Balanced Fund	Equity	08/01/01
Fidelity Puritan Trust	Fidelity Low-Priced Stock Fund	Equity	08/01/01
Fidelity Puritan Trust	Fidelity Puritan Fund	Equity	08/01/01
Fidelity Puritan Trust	Fidelity Value Discovery Fund	Equity	11/14/02
Fidelity School Street Trust	Fidelity International Bond Fund	Fixed-Income	08/01/01
Fidelity School Street Trust	Fidelity New Markets Income Fund	Fixed-Income	08/01/01
Fidelity School Street Trust	Fidelity Strategic Income Fund	Fixed-Income	08/01/01
Fidelity Securities Fund	Fidelity Advisor Aggressive Growth Fund	Equity	08/01/01
Fidelity Securities Fund	Fidelity Blue Chip Growth Fund	Equity	08/01/01
Fidelity Securities Fund	Fidelity Blue Chip Value Fund	Equity	04/17/03
Fidelity Securities Fund	Fidelity Dividend Growth Fund	Equity	08/01/01
Fidelity Securities Fund	Fidelity Growth & Income Portfolio	Equity	08/01/01
Fidelity Securities Fund	Fidelity Leveraged Company Stock Fund	Equity	08/01/01
Fidelity Securities Fund	Fidelity OTC Portfolio	Equity	08/01/01
Fidelity Securities Fund	Fidelity Real Estate Income Fund	Equity	01/16/03
Fidelity Select Portfolios	Fidelity Select Air Transportation Portfolio	Equity	08/01/01
Fidelity Select Portfolios	Fidelity Select Automotive Portfolio	Equity	08/01/01
Fidelity Select Portfolios	Fidelity Select Banking Portfolio	Equity	08/01/01
Fidelity Select Portfolios	Fidelity Select Biotechnology Portfolio	Equity	08/01/01
Fidelity Select Portfolios	Fidelity Select Brokerage and Investment Management Portfolio	Equity	08/01/01
Fidelity Select Portfolios	Fidelity Select Business Services and Outsourcing Portfolio	Equity	08/01/01
Fidelity Select Portfolios	Fidelity Select Chemicals Portfolio	Equity	08/01/01
Fidelity Select Portfolios	Fidelity Select Computers Portfolio	Equity	08/01/01
Fidelity Select Portfolios	Fidelity Select Construction and Housing Portfolio	Equity	08/01/01
Fidelity Select Portfolios	Fidelity Select Consumer Industries Portfolio	Equity	08/01/01
Fidelity Select Portfolios	Fidelity Select Cyclical Industries Portfolio	Equity	08/01/01
Fidelity Select Portfolios	Fidelity Select Defense and Aerospace Portfolio	Equity	08/01/01
Fidelity Select Portfolios	Fidelity Select Developing Communications Portfolio	Equity	08/01/01
Fidelity Select Portfolios	Fidelity Select Electronics Portfolio	Equity	08/01/01
Fidelity Select Portfolios	Fidelity Select Energy Portfolio	Equity	08/01/01
Fidelity Select Portfolios	Fidelity Select Energy Service Portfolio	Equity	08/01/01
Fidelity Select Portfolios	Fidelity Select Environmental Services Portfolio	Equity	08/01/01
Fidelity Select Portfolios	Fidelity Select Financial Services Portfolio	Equity	08/01/01
Fidelity Select Portfolios	Fidelity Select Food and Agriculture Portfolio	Equity	08/01/01
Fidelity Select Portfolios	Fidelity Select Gold Portfolio	Equity	08/01/01
Fidelity Select Portfolios	Fidelity Select Health Care Portfolio	Equity	08/01/01
Fidelity Select Portfolios	Fidelity Select Home Finance Portfolio	Equity	08/01/01
Fidelity Select Portfolios	Fidelity Select Industrial Equipment Portfolio	Equity	08/01/01
Fidelity Select Portfolios	Fidelity Select Industrial Materials Portfolio	Equity	08/01/01
Fidelity Select Portfolios	Fidelity Select Insurance Portfolio	Equity	08/01/01
Fidelity Select Portfolios	Fidelity Select Leisure Portfolio	Equity	08/01/01
Fidelity Select Portfolios	Fidelity Select Medical Delivery Portfolio	Equity	08/01/01
Fidelity Select Portfolios	Fidelity Select Medical Equipment and Systems Portfolio	Equity	08/01/01
Fidelity Select Portfolios	Fidelity Select Multimedia Portfolio	Equity	08/01/01
Fidelity Select Portfolios	Fidelity Select Natural Gas Portfolio	Equity	08/01/01
Fidelity Select Portfolios	Fidelity Select Natural Resources Portfolio	Equity	08/01/01
Fidelity Select Portfolios	Fidelity Select Networking and Infrastructure Portfolio	Equity	08/01/01
Fidelity Select Portfolios	Fidelity Select Paper and Forest Products Portfolio	Equity	08/01/01
Fidelity Select Portfolios	Fidelity Select Pharmaceuticals Portfolio	Equity	08/01/01
Fidelity Select Portfolios	Fidelity Select Retailing Portfolio	Equity	08/01/01
Fidelity Select Portfolios	Fidelity Select Software and Computer Services Portfolio	Equity	08/01/01
Fidelity Select Portfolios	Fidelity Select Technology Portfolio	Equity	08/01/01
Fidelity Select Portfolios	Fidelity Select Telecommunications Portfolio	Equity	08/01/01
Fidelity Select Portfolios	Fidelity Select Transportation Portfolio	Equity	08/01/01
Fidelity Select Portfolios	Fidelity Select Utilities Growth Portfolio	Equity	08/01/01
Fidelity Select Portfolios	Fidelity Select Wireless Portfolio	Equity	08/01/01
Fidelity Summer Street Trust	Fidelity Capital & Income Fund	Fixed-Income	08/01/01
Fidelity Trend Fund	Fidelity Trend Fund	Equity	08/01/01
Fidelity Union Street Trust	Fidelity Export and Multinational Fund	Equity	08/01/01
Variable Insurance Products Fund	VIP High Income Portfolio	Fixed-Income	08/01/01
Variable Insurance Products Fund	VIP Overseas Portfolio	Equity	08/01/01
Variable Insurance Products Fund	VIP Value Portfolio	Equity	08/01/01
Variable Insurance Products Fund II	VIP Asset Manager Portfolio	Equity	08/01/01
Variable Insurance Products Fund II	VIP Asset Manager: Growth Portfolio	Equity	08/01/01
Variable Insurance Products Fund II	VIP Contrafund Portfolio	Equity	08/01/01
Variable Insurance Products Fund III	VIP Aggressive Growth Portfolio	Equity	08/01/01
Variable Insurance Products Fund III	VIP Balanced Portfolio	Equity	08/01/01
Variable Insurance Products Fund III	VIP Dynamic Capital Appreciation Portfolio	Equity	08/01/01
Variable Insurance Products Fund III	VIP Growth & Income Portfolio	Equity	08/01/01
Variable Insurance Products Fund III	VIP Growth Opportunities Portfolio	Equity	08/01/01
Variable Insurance Products Fund III	VIP Mid Cap Portfolio	Equity	08/01/01
Variable Insurance Products Fund III	VIP Value Strategies Portfolio	Equity	02/14/02
Variable Insurance Products Fund IV	VIP Consumer Industries Portfolio	Equity	08/01/01
Variable Insurance Products Fund IV	VIP Cyclical Industries Portfolio	Equity	08/01/01
Variable Insurance Products Fund IV	VIP Financial Services Portfolio	Equity	08/01/01
Variable Insurance Products Fund IV	VIP Growth Stock Portfolio	Equity	11/14/02
Variable Insurance Products Fund IV	VIP Health Care Portfolio	Equity	08/01/01
Variable Insurance Products Fund IV	VIP Natural Resources Portfolio	Equity	08/01/01
Variable Insurance Products Fund IV	VIP Real Estate Portfolio	Equity	07/18/02
Variable Insurance Products Fund IV	VIP Technology Portfolio	Equity	08/01/01
Variable Insurance Products Fund IV	VIP Telecommunications & Utilities Growth Portfolio	Equity	08/01/01
Variable Insurance Products Fund IV	VIP Value Leaders Portfolio	Equity	04/17/03

Agreed and Accepted

as of April 17, 2003

Fidelity Management & Research Fidelity Investments Japan Limited

Company (Far East), Inc.

By: /s/JS Wynant By: /s/Billy Wilder

Name: JS Wynant Name: Billy Wilder

Title: Treasurer Title: Director